EXHIBIT 10.38

                            INDEMNIFICATION AGREEMENT

                  INDEMNIFICATION AGREEMENT (the "Agreement") dated as of February 25, 1998, between BERLITZ INTERNATIONAL, INC., a New York corporation (the "Company"), and [ ] (the "Indemnified Party").

                  WHEREAS, the Indemnified Party is currently serving as a director of the Company and the Company wishes to indemnify the Indemnified Party to the fullest extent permitted by the certificate of incorporation of the Company (the "Certificate of Incorporation"), the by-laws of the Company (the "By-laws") and the New York Business Corporation Law ("NYBCL"), effective as of January 1, 1998 (the "Effective Date"), the date on which the indemnified party was initially elected an executive officer of the Company.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as of the effective date as follows:

                  1. To the extent not prohibited by law, the Company shall pay on behalf of the Indemnified Party an indemnification amount representing an amount which he is or becomes legally obligated to pay, because he is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the Indemnified Party is or was a director or an officer of the Company, or is or was serving in any capacity at the request of the Company for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). The Indemnified Party serving in any capacity of (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Company or (b) any employee benefit plan of the Company or any corporation referred to in clause
(a) above shall be deemed to be doing so at the request of the Company.

                  2. Notwithstanding the foregoing, the Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnified Party:

                           (a) for which the Indemnified Party has received
payment under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

                           (b) if a judgment or other final adjudication adverse
to the Indemnified Party establishes that he was personally gaining in fact a financial profit or other advantage to which he was not legally entitled; or

                           (c) if a judgment or other final adjudication adverse
to the Indemnified Party establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated.

                  3. The Company shall reimburse or advance to the Indemnified Party the funds

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necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that such expenses incurred by or on behalf of the Indemnified Party may be paid in advance of the final disposition of a Proceeding only upon receipt by the Company of an undertaking, by or on behalf of such Indemnified Party, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Indemnified Party is not entitled to be indemnified for such expenses.

                  4. The Company shall pay all claims, or reimburse or advance all expenses, under this Agreement, within 30 days after a written request therefor has been received by the Company.

                  5. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                  6. In the event any Proceeding is brought against the Indemnified Party, the Indemnified Party shall as soon as practicable notify the Company in writing of the commencement thereof, and the Company shall be entitled to participate therein and, to the extent that the Company may wish, assume the defense thereof and after notice in writing to the Indemnified Party from the Company of its election to assume the defense thereof, the Company shall not be liable under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.

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                  7. The rights to indemnification and reimbursement or
advancement of expenses provided by, or granted pursuant to, this Agreement shall be enforceable by the Indemnified Party in any court of competent jurisdiction. The burden or proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors (the "Board"), its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Company (including its Board, its independent legal counsel and its shareholders) that the Indemnified Party is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that the Indemnified Party is not so entitled. The Indemnified Party shall also be indemnified for any expenses incurred in connection with successfully establishing his right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such Proceeding.

                  8. The Indemnified Party may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Company, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right

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of indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                  9. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Agreement shall not be deemed exclusive of any other rights to which the Indemnified Party may have or hereafter be entitled under any statute, the Certificate of Incorporation or the By-laws, any other agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  10. The Company shall maintain an insurance policy or policies providing directors' and officers' liability insurance to the extent such insurance is reasonably available at a reasonable cost.

                  11. All notices required or permitted to be given pursuant to this Agreement shall be given in writing, shall be transmitted by personal delivery, by registered or certified mail, return receipt requested, postage prepaid, or by telecopier or other electronic means and shall be addressed as follows:

                           if to the Company, to:
                           Berlitz International, Inc.
                           400 Alexander Park
                           Princeton, NJ  08540
                           Attention:  Robert C. Hendon, Jr., Esq.
                           Facsimile:  (609) 514-9670

                           if to the Indemnified Party, to:

                           [                              ]
                           c/o Berlitz International, Inc.
                           400 Alexander Park
                           Princeton, NJ 08540

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Either party hereto may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving notice to that effect to the other party. Each notice shall be deemed to have been given, delivered, received and to have become effective for all purposes at the time it shall have been (a) delivered to the addressee as indicated by the return receipt (if transmitted by mail or personal delivery), the affidavit of the messenger (if transmitted by personal delivery) or the answer back or call back (if transmitted by telecopier or other electronic means), or (b) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

                  12. This Agreement shall be governed by, and be construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such state, without giving effect to the principles of conflicts of laws that might indicate the applicability of any other law.

                  13. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law). The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Agreement shall continue as to the Indemnified Party who has ceased to be an officer of the Company and shall inure to the benefit of his executors, administrators, legatees and distributees.

                  14. If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnified Party to the fullest extent permitted by all remaining provisions of this Agreement that shall not have been invalidated, and to the fullest extent permitted by applicable law.

                  15. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first written above.

                                   BERLITZ INTERNATIONAL, INC.



                                   By:
                                      Hiromasa Yokoi
[                    ]                Vice Chairman,
                                      Chief Executive officer and
                                      President